UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 27, 2000



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

On April 25, 2000, Farm Family Holdings, Inc. issued a press release announcing the results of its operations for the first quarter ended March 31, 2000.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           FARM FAMILY HOLDINGS, INC.
                                  (Registrant)




        April 27, 2000                  /s/ Philip P. Weber
--------------------------------   ---------------------------------------------
            (Date)                              Philip P. Weber
                                                President and CEO

                                                                    News Release

                                            Contact:
                                            Timothy A. Walsh
                                            Executive Vice President,
IMMEDIATE RELEASE                           Chief Financial Officer  & Treasurer
                                            (518) 431-5410



           Farm Family Holdings Reports Results for the First Quarter
                              Ended March 31, 2000

Glenmont, New York - April 25, 2000 - Farm Family Holdings, Inc. (NYSE: FFH) (the "Company") today announced that consolidated operating income for the first quarter of 2000 increased 3.6% to $3,689,000 compared to $3,562,000 for the same period in 1999. On a diluted per share basis, consolidated operating income was $0.60 for the first quarter of 2000 compared to $0.67 for the same period in 1999.

Net income for the first quarter of 2000 was $16,409,000 compared to $3,743,000 for the first quarter of 1999. On a diluted per share basis, net income was $2.66 for the first quarter of 2000 compared to $0.71 for the same period in 1999. In addition, book value per share on a diluted basis increased to $31.91 per share as of March 31, 2000.

The increase in net income and book value was primarily attributable to revisions to the Company's calculation of its estimate of profits on participating life insurance business allocable to stockholders. A significant portion of the Company's life insurance segment's products is written on a "participating" basis, as defined in the New York State Insurance Law. Profits earned on participating business are reserved for the payment of dividends to participating policyholders, except for the stockholders' share of profits on participating policies, which under New York State Insurance Law, is limited annually to the greater of 10% of the profit on participating business, or 50 cents per thousand dollars of the face amount of participating life insurance in force.

In November 1999, the Company requested an opinion of the Insurance Department of the State of New York (the "Department") as to whether interest credited in excess of the interest guaranteed under certain participating insurance policies, annuities and dividend accumulations ("Excess Interest") and the difference between the guaranteed cost of insurance or premium and the cost of insurance or premium actually charged ("Spreads"), as well as dividends to participating policyholders, could be included in its calculation of the estimate of profits on participating life insurance business allocable to stockholders. In April 2000, the Department approved the Company's request to include Excess Interest and Spreads, as well as dividends to participating policyholders, in its calculation of the estimate of profits on participating life insurance business allocable to stockholders on both a prospective and retrospective basis. Accordingly, the Company's calculation of the estimate of profits on participating life insurance business allocable to stockholders has been revised to include these amounts.

                                   ***More***

The impact of including Excess Interest and Spreads in the Company's estimate of the profits on participating life insurance business allocable to stockholders increased the profits allocable to stockholders and is included in participating policyholders' interest on the accompanying condensed consolidated statements of income. The effect of retroactively including Excess Interest and Spreads in the Company's calculation of its estimate of profits on participating life insurance business allocable to stockholders for periods through December 31, 1999 increased net income for the three months ended March 31, 2000 by $12,746,000 (after tax expense of $6,349,000) or $2.07 per common share on a fully diluted basis.

Philip P. Weber, President and CEO of Farm Family Holdings, said, " I am pleased with the continued growth of our property and casualty and life insurance businesses. We continue to grow in our core ten-state territory as well as our two newest states, Pennsylvania and Maryland. Although our first quarter operating results were adversely impacted by an increase in claim severity in certain of our casualty lines of business and by losses sustained on certain assumed reinsurance contracts, we remain encouraged by the opportunities we see in our markets."

Property and Casualty Insurance Business

For the first quarter of 2000, property and casualty premium revenue was $47,522,000 compared to $48,334,000 for the same period in 1999. The decrease in premium revenue for the first quarter of 2000 was primarily attributable to an increase of $1,998,000 in premium revenue ceded to Farm Family Casualty's reinsurers and a decrease of $369,000 in premium revenue from Farm Family Casualty's voluntary assumed reinsurance business. The increase in premium revenue ceded to reinsurers was primarily attributable to an increase in premiums ceded pursuant to Farm Family Casualty's aggregate stop loss reinsurance program, which also reduced losses and loss adjustment expenses for the first quarter of 2000. These decreases in premium revenue were partially offset by an increase in premium revenue derived from Farm Family Casualty's direct writings of $1,169,000 and premium revenue of $640,000 from United Farm Family.

For the first quarter of 2000, property and casualty net written premiums were $57,345,000 compared to $48,743,000 for the same period in 1999. The increase in property and casualty net written premiums was primarily attributable to an increase of $10,584,000 or 23.0% in direct writings by Farm Family Casualty (excluding assigned risk automobile business premiums) and the inclusion of United Farm Family's net written premiums of $1,415,000. Premiums from direct writings increased primarily as a result of the conversion of our personal and commercial automobile policies in certain states from six-month to twelve-month policies and the inclusion of United Farm Family's direct written premiums of $1,465,000. Excluding the impact of converting personal and commercial automobile policies from six-month to twelve-month policies in certain states, Farm Family Casualty's direct written premiums (excluding assigned risk automobile business premiums) would have increased approximately $2,913,000 or 6.3% to $49,020,000 for the first quarter of 2000 compared to $46,107,000 for the same period in 1999. These increases were partially offset by an increase of $2,105,000 in premiums ceded to Farm Family Casualty's reinsurers and a decrease of $399,000 in premiums assumed by Farm Family Casualty. Excluding premiums from personal automobile business in the state of New Jersey, premiums from assigned risk automobile business, and the effects of converting personal and commercial automobile policies in certain states from six-month to twelve-month policies, Farm Family Casualty's direct writings increased $3,551,000 or 9.0% for the first quarter of 2000 compared to the same period in 1999.


                                   ***More***

The GAAP combined ratio for property and casualty business was 104.6% for the first quarter of 2000 compared to 99.3% for the same period in 1999. Excluding United Farm Family, the GAAP combined ratio was 104.1% for the first quarter of 2000. Losses and loss adjustment expenses for property and casualty business were 81.1% of premium revenue for the first quarter of 2000 compared to 75.5% for the same period in 1999. The increase in the loss and loss adjustment expense ratio was primarily attributable to an increase in the severity of losses incurred on certain of the Company's businessowners, umbrella, and personal automobile (bodily injury coverage) policies. In addition, the Company incurred significant losses on two of its voluntary assumed reinsurance contracts during the first quarter of 2000. The underwriting expense ratio for the property and casualty business was 23.5% for the first quarter of 2000 compared to 23.8% for the same period in 1999.

Operating income for the property and casualty business for the first quarter of 2000 was $2,818,000 compared to $3,633,000 for the same period in 1999. The decrease in operating income was largely due to the increase in losses and loss adjustment expenses mentioned above.

Life Insurance Business

For the first quarter of 2000, life insurance premium revenue was $9,563,000, operating income was $1,182,000, net investment income was $12,859,000 and total assets were $813,282,000.

The operations of the life insurance business have been included in the Company's operating results since April 6, 1999, when the Company acquired all of the outstanding capital stock of Farm Family Life.

Annual Meeting

At the Annual Meeting of Shareholders held today, the nominees for Directors were elected, including a new Director, Edward J. Muhl. Mr. Muhl is a Senior Managing Director of Insurance and Reinsurance Practice of Navigant Consulting, Inc. Mr. Muhl previously served as Superintendent of Insurance of the State of New York, Commissioner of Insurance for the State of Maryland and President of the National Association of Insurance Commissioners. In addition, the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000 was ratified and the amendments to the Company's Omnibus Securities Plan were approved.

Stock Repurchase Plan

Today, the Company's Board of Directors adopted a stock repurchase plan that authorizes the Company to repurchase shares of the Company's common stock in an aggregate amount of up to $7,500,000. Subject to price and market considerations and applicable securities laws, such repurchases may be made from time to time in open market, privately negotiated or other transactions. The repurchase program has been authorized for a one-year period beginning on April 27, 2000 (the expiration date of the Company's existing stock repurchase plan) and ending on April 26, 2001. The extent and timing of any repurchases will depend on market conditions and other corporate considerations. No assurances can be given that any stock repurchases will be consummated.


                                   ***More***

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company. Farm Family Casualty and Farm Family Life's subsidiary, United Farm Family, are specialized property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life sells individual whole life, term and universal life products, single and flexible premium deferred annuity products and disability income insurance products.
Additional information regarding the Company is available at www.farmfamily.com.

Safe Harbor Statement under The Private Securities Litigation Reform Act of
1995:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, exposure to catastrophic loss, frequency and severity of losses, geographic concentration of loss exposure in New York, New Jersey, and the Northeastern United States generally, and conditions specific to the insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio, the effect of regulatory changes governing personal automobile insurance in New Jersey and the impact thereof on the Company's direct written premium, losses and loss adjustment expenses, the risks associated with the legislative, regulatory and competitive environments in the states in which the Company currently operates, heightened competition, including specifically the intensification of competition, failure to obtain new customers or to retain existing customers, the effect of the uncertainties related to the Year 2000 issue, the Company's primary reliance, as a holding company, on dividends from its subsidiaries and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends, changes in tax laws, and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K filed for the fiscal year ended December 31, 1999.

                                   ***More***

                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands, except per share data)

                                                                                           Three Months Ended
                                                                                               March 31,
                                                                                           2000              1999
                                                                                           ----              ----

       Revenues:
          Premiums from property/casualty operations                                      $47,522           $48,334
          Premiums from life and health operations and contract charges                     9,563              ----
          Net investment income                                                            18,493             4,834
          Realized investment gains (losses), net                                            (208)              279
          Other income                                                                        621               277
                                                                                    ---------------------------------
              Total revenues                                                               75,991            53,724
                                                                                    ---------------------------------
       Losses, benefits, and expenses:
          Losses and loss adjustment expenses on property/casualty operations              38,534            36,486
          Policyholder contract benefits                                                   14,660              ----
          Amortization expense                                                              8,751             8,996
          Other operating costs and expenses                                                5,674             2,836
          Participating policyholders' interest                                           (15,895)             ----
                                                                                    ---------------------------------
              Total losses, benefits and expenses                                          51,724            48,318

       Income before federal income tax expense and preferred stock dividends              24,267             5,406
       Federal income tax expense                                                           7,769             1,663
                                                                                    ---------------------------------
       Income before preferred stock dividends                                             16,498             3,743
       Preferred stock dividends                                                               89              ----
                                                                                    ---------------------------------
                    Net income attributable to common stockholders                        $16,409            $3,743
                                                                                    =================================

                    Operating income (1)                                                   $3,689            $3,562
                                                                                    =================================

       Per Share Data

            Net income per share-Diluted                                                    $2.66             $0.71
                                                                                    =================================
            Operating income per share-Diluted (1)                                          $0.60             $0.67
                                                                                    =================================
            Weighted average shares outstanding-Diluted                                 6,167,294         5,296,143
                                                                                    =================================


       (1) Operating income for the first quarter of 2000 excludes realized investment losses of $26,000, net of tax, and realized investment gains of $181,000, net of tax, for the same period in 1999. In addition, operating income for the first quarter of 2000 excludes the effect of retroactively including Excess Interest and Spreads in the calculation of the Company's estimate of profits on participating life insurance business allocable to stockholders for periods through December 31, 1999 of $12,746,000, net of tax.

                                   ***More***

                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                     ($ in thousands, except per share data)

                                                                                  March 31, 2000  December 31, 1999
Assets:
   Investments                                                                        $1,075,120           $1,071,681
   Cash and cash equivalents                                                              19,217               19,190
   Insurance receivables                                                                  71,155               56,842
   Deferred acquisition costs                                                             19,858               17,630
   Present value of future profits                                                        28,534               28,571
   Accrued investment income                                                              17,570               18,875
   Property and equipment, net                                                            14,481               14,520
   Deferred income tax asset, net                                                         25,898               29,605
   Other assets                                                                            5,140                4,884
                                                                            ------------------------------------------
             Total assets                                                             $1,276,973           $1,261,798
                                                                            ==========================================

Liabilities:
   Reserves for losses and loss adjustment expenses
          for property/casualty insurance                                               $189,987             $186,130
   Reserves for life policies and contract benefits                                      244,987              239,891
   Funds on deposit from policyholders                                                   411,924              416,971
   Unearned premium reserve                                                               84,226               74,364
   Accrued dividends to policyholders                                                      5,515                5,263
   Accrued expenses and other liabilities                                                 24,011               23,639
   Participating policyholders' interest                                                 113,696              128,516
                                                                            ------------------------------------------
             Total liabilities                                                         1,074,346            1,074,774

Mandatory redeemable preferred stock                                                       5,830                5,830

Total stockholders' equity                                                               196,797              181,194
                                                                            ------------------------------------------
             Total liabilities and stockholders' equity                               $1,276,973           $1,261,798
                                                                            ==========================================


 Book Value Per Share Outstanding                                                         $32.19               $29.65
                                                                            ==========================================
 Book Value Per Share Outstanding (excluding SFAS 115 adjustment)                         $32.75               $30.07
                                                                            ==========================================

 Book Value Per Share-Diluted                                                             $31.91               $30.46
                                                                            ==========================================
 Book Value Per Share-Diluted  (excluding SFAS 115 adjustment)                            $32.47               $30.89
                                                                            ==========================================

 Common Shares Outstanding                                                             6,113,984            6,110,684
                                                                            ==========================================

                                   ***More***

                           FARM FAMILY HOLDINGS, INC.
                          Selected Segment Information
                                ($ in thousands)
                                                                                   Three months ended
                                                                                        March 31,
                                                                                    2000           1999
                                                                                    ----           ----

                Premium revenues
                   Property and casualty insurance                                    $47,522       $48,334
                   Life insurance                                                       9,563          ----
                                                                              -------------------------------
                         Total                                                        $57,085       $48,334
                                                                              ===============================

                Net investment income
                   Property and casualty insurance                                     $5,556        $4,727
                   Life insurance                                                      12,859          ----
                   Corporate and other                                                     78           107
                                                                              -------------------------------
                         Total                                                        $18,493        $4,834
                                                                              ===============================

                Other operating costs & expenses and amortization expense
                   Property and casualty insurance
                      Underwriting and amortization expenses                          $11,158       $11,520
                      Dividends to policyholders                                         ----            70
                   Life insurance                                                       3,050          ----
                   Corporate and other                                                    447           242
                   Intersegment eliminations                                             (230)         ----
                                                                              -------------------------------
                        Total                                                         $14,425       $11,832
                                                                              ===============================

                Net income
                  Operating income
                   Property and casualty insurance                                     $2,818        $3,633
                   Life insurance                                                       1,182          ----
                   Corporate and other                                                   (311)          (71)
                                                                              -------------------------------
                         Total operating income                                         3,689         3,562
                     Effect of retroactively including Excess Interest
                        and Spreads, net of tax                                         12,746         ----
                   Realized investment gains (losses), net of tax                         (26)          181
                                                                              -------------------------------
                            Net income                                                $16,409        $3,743
                                                                              ===============================

                                                                                March 31,     December 31,
                                                                                   2000            1999

                Identifiable assets
                   Property and casualty                                            $461,648       $446,721
                   Life insurance                                                    813,282        812,106
                   Corporate and other                                                72,241         71,014
                   Intersegment eliminations                                         (70,198)       (68,043)
                                                                             -------------------------------
                      Total                                                       $1,276,973     $1,261,798
                                                                             ================================

                                    ***End***